UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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PENWEST PHARMACEUTICALS CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 Penwest Pharmaceuticals Co.

39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120

April 28, 2008

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Penwest Pharmaceuticals Co. to be held on June 11, 2008 at 11:00 a.m. at 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810.

In addition to the items set forth in the accompanying notice of annual meeting of shareholders and proxy statement, we will report on our current activities and will provide an opportunity to discuss matters of interest to you as a shareholder.

We sincerely hope you will be able to attend our annual meeting. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of proxy materials by mail, you can also vote by mail by submitting your proxy card by completing, signing, dating and returning your proxy card in the postage paid envelope provided. You may revoke your proxy at any time before its exercise at our annual meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in Penwest.

Very truly yours,

Jennifer L. Good
President and Chief Executive Officer

PENWEST PHARMACEUTICALS CO.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	11:00 a.m., local time, on Wednesday, June 11, 2008
Place	39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810
Items of Business	At the meeting, we will ask you and our other shareholders to:

(1) elect one class I director for a term to expire at the 2010 annual meeting of shareholders, three class II directors for a term to expire at the 2011 annual meeting of shareholders and one class III director for a term to expire at the 2009 annual meeting of shareholders;

(2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008;

(3) approve the proposed amendment to our 2005 stock incentive plan described in details on page 10; and

(4) transact any other business as may properly come before the meeting or any adjournment of the meeting.

The board of directors has no knowledge of any other business to be transacted at the annual meeting.
Record Date	You are entitled to the notice of and to vote at our 2008 annual meeting of shareholders if you were a shareholder of record at the close of business on April 23, 2008.
Proxy Voting	Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of proxy materials by mail, you can also vote by mail by submitting your proxy card by completing, signing, dating and returning your proxy card in the postage paid envelope provided. Your vote is important, whether you own a few shares or many. You may revoke your proxy at any time before its exercise at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/  Benjamin L. Palleiko
Benjamin L. Palleiko
Corporate Secretary

Danbury, Connecticut
April 28, 2008

PENWEST PHARMACEUTICALS CO.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120

PROXY STATEMENT

For our Annual Meeting of Shareholders to be held on June 11, 2008

Penwest Pharmaceuticals Co., a Washington corporation (often referred to as “we” or “us” in this document), has made these proxy materials available to you on the Internet or delivered paper copies of these materials to you by mail in connection with our 2008 Annual Meeting of Shareholders to be held at our principal executive offices at 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810 on Wednesday, June 11, 2008 at 11:00 am and at any adjournment thereof. As a shareholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

The proxy materials include our proxy statement for the meeting and our 2007 annual report to shareholders. If you received a paper copy of these materials by mail, the proxy materials also include a proxy card for the meeting.

This year, we are pleased to be using the new Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail or e-mail. Instructions on how to access the proxy materials over the Internet, including the proxy card, or to request a paper copy of proxy materials, may be found on the notice. In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We are providing some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials. Shareholders who do not receive the notice will receive a paper copy of the proxy materials by mail.

Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

This proxy statement, the proxy card and our 2007 annual report to shareholders are being first mailed to our shareholders and being made available to our shareholders on the Internet on or about May 2, 2008. In addition to the Internet availability of proxy materials as specified on the notice discussed above, the proxy materials are available at www.penwest.com.

If you are a registered shareholder (that is, you hold shares directly registered in your own name), you may vote in person, by telephone or through the Internet by following the instructions described on your proxy card. If you receive the notice of Internet availability of the proxy material instead of paper copies, you may also vote in person or through Internet by following the instruction on the notice. If your shares are held in the name of a bank, broker or other nominee, referred to as “street name”, you will receive separate voting instructions with your proxy materials. Although most brokers and nominees offer telephone and Internet voting, availability and specific procedures will depend on their voting arrangements.

Your vote is very important. For this reason, the board of directors is requesting that you permit your shares to be represented at the meeting by the individuals named on the proxy card or the proxy material on the Internet. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Our annual report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission and including our audited financial statements, is included in our 2007 annual report to shareholders and is also available free of charge on our website at www.penwest.com or through the SEC’s electronic data system at www.sec.gov. Exhibits to our annual report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Please address all such requests to Penwest Pharmaceuticals Co., Attention: Corporate Secretary, 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120.

INFORMATION ABOUT THE ANNUAL MEETING

Who may vote?

Holders of record of our common stock at the close of business on April 23, 2008, the record date for the meeting, are entitled to one vote per share on each matter properly brought before the meeting. As of the close of business on April 23, 2008, we had 31,627,539 shares of our common stock outstanding.

How may I vote?

If you are a shareholder of record (meaning that you hold shares in your name in the records of our transfer agent, Mellon Investor Services LLC), you may vote your shares at the meeting in person, by mail, by telephone (toll free) or over the Internet:

•	to vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	to vote by mail if you received a paper copy of a proxy card by mail, you must mark, sign and date the proxy card and then mail the proxy card in the enclosed postage-paid envelope.

•	to vote by telephone, Shareholders of record may submit proxies by telephone through the number shown on your proxy card.

•	to vote over the Internet, shareholders who received a notice of Internet availability of proxy materials may submit proxies over the Internet by following the instructions on the notice. Shareholders who have received a paper copy of a proxy card by mail may submit proxies over the Internet by following the instructions on the proxy card.

All proxies will be voted in accordance with the instructions of the shareholders. If no choice is specified, then the designated persons will vote your shares in accordance with the recommendation of our board of directors. Our board recommends that you vote FOR the election of the nominated directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008, and FOR the approval of the amendment to our 2005 stock incentive plan.

How may I vote my shares if I hold them in “street name?”

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms may solicit voting instructions over the Internet or by telephone.

Under the rules of The NASDAQ Stock Market, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The election of directors (proposal one) and the ratification of the appointment of our independent registered public accounting firm (proposal two) are considered discretionary items under NASDAQ rules. The approval of the amendment to our 2005 stock incentive plan (proposal three) is a non-discretionary item. Accordingly, if you do not give instructions to your bank or brokerage firm with respect to proposal three, or if your brokerage firm does not exercise its discretionary authority with respect to proposal one or proposal two, your shares will be treated as “broker non-votes” on that particular matter. “Broker non-votes” are shares with respect to which a bank or brokerage firm does not receive voting instructions from the beneficial holder and does not have or exercise the discretionary authority in voting on a proposal.

Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote your shares in person at the meeting, however, unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your brokerage firm or bank).

How may I change my vote?

If you are a shareholder of record, you may change your vote at any time before it is exercised by taking one of the following actions:

•	send written notice to Benjamin L. Palleiko, our Corporate Secretary, at our address above;

•	granting another proxy with a later date (which automatically revokes the earlier proxy); or

•	attend the meeting, notify our Corporate Secretary that you are present and revoke your proxy, and then vote by ballot.

Attendance at the annual meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the annual meeting that the shareholder intends to revoke the proxy and vote in person. If you own shares in street name, your bank or brokerage firm should provide you with instructions for changing your vote.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of at least 15,813,770 shares, representing a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting.

Shares of common stock present in person or represented by proxy (including “broker non-votes” and shares that are abstained or withheld, or with respect to which no voting instructions are provided for one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each matter?

Proposal One — Election of Directors

Directors will be elected by a plurality of the votes cast by our shareholders entitled to vote on the election. In other words, the nominee for director receiving the highest number of votes FOR election as a class I director will be elected as class I director, the three nominees for director receiving the highest number of votes FOR election as class II directors will be elected as class II directors, and the nominee for director receiving the highest number of votes FOR election as a class III director will be elected as a class III director, regardless of whether any of those numbers represents a majority of the votes cast.

You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees.

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting on the matter is needed to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Proposal Three — Approval of Amendment to 2005 Stock Incentive Plan

The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting on the matter is needed to approve the amendment to our 2005 stock incentive plan increasing the number of shares of Common Stock authorized for issuance under the 2005 plan from 1,650,000 to 4,150,000, and the maximum number of shares of common stock with respect to which restricted stock awards and other stock unit awards that either require no purchase by a participant or vest on the basis of the passage of time alone that may be granted under the 2005 plan from 1,000,000 to 1,500,000.

How will votes be counted?

Each share of common stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter (1) if the holder of the shares either withholds authority in the proxy to vote for a particular director nominee or nominees, or abstains from voting on a particular matter, or (2) if the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting on any of the proposals.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	FOR proposal one — elect our five nominees to the board of directors;

•	FOR proposal two — ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008;

•	FOR proposal three — approve the amendment to our 2005 stock incentive plan.

Will any other business be conducted at the annual meeting?

Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for shareholders to notify us of nominations for director to be presented for action at an annual meeting is 120 days in advance of the date of the annual meeting. Shareholders must provide written notice to us of any proposals to be presented for action at the annual meeting, other than the nomination of a director, not less than 60 days nor more than 90 days prior to the meeting. However, if we provide less than 70 days notice or prior public disclosure of the date of the annual meeting to our shareholders, we must receive the notice no later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Both of these deadlines have passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter.

Who pays for the solicitation of proxies?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, messenger or in person. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. We have requested brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

How and when may I submit a proposal for the 2009 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement and proxy card for our 2009 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange

Act of 1934. We must receive your proposal intended for inclusion in the proxy statement at the address below no later than January 3, 2009.

If you wish to present a proposal at the 2009 annual meeting, other than the nomination for a director, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must give written notice to us at the address noted below. Our bylaws specify the information that must be included in any such notice, including a brief description of the business to be brought before the annual meeting and the name of the shareholder proposing such business. We must receive this notice at least 60 days, but not more than 90 days, prior to the 2009 annual meeting of shareholders. However, if we provide less than 70 days notice or prior public disclosure of the date of the 2009 annual meeting of shareholders, we must receive this notice no later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

If you wish to nominate an individual for election to our board of directors at the 2009 annual meeting, we must receive a notice from the shareholder of the intent to make a nomination no later than 120 days in advance of the 2009 annual meeting of shareholders.

Any proposals, notices or information about shareholder proposals should be sent to:

Penwest Pharmaceuticals Co.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120
Attention: Corporate Secretary

Householding of annual meeting materials

To reduce the expenses of delivering duplicate proxy materials to our shareholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple shareholders who share an address unless we received contrary instructions from any shareholder at that address. If you share an address with another shareholder and have received only one proxy statement and annual report, you may write or call us as specified below to request a separate copy of these materials and we will promptly send them to you at no cost to you. For future meetings, if you hold shares directly registered in your own name, you may request separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting us at: Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, CT 06810, or by calling us at (203) 796-3700. If your shares are held in the name of a bank, broker, or other nominee and you wish to receive separate copies of our proxy statement and annual report, or request that they send only one set of these materials to you if you are receiving multiple copies, please contact the bank, broker or other nominee.

Electronic delivery of proxy materials

If you received a paper copy of the proxy materials by mail, you can also access our proxy statement and our annual report to shareholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2007, via the Internet at www.proxyvote.com. For next year’s shareholders’ meeting, you can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report electronically by e-mail. If you hold your shares in your own name (instead of through a bank, broker or other nominee), you can choose this option by following the instructions at the Internet voting website at www.proxyvote.com, which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials and annual report electronically, then prior to next year’s shareholders’ meeting you will receive an e-mail notification when the proxy materials and annual report are available for on-line review over the Internet, as well as the instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810.

DISCUSSION OF PROPOSALS

Proposal One: Election of Directors

Our board of directors is divided into three classes and currently consists of three class I directors (Christophe Bianchi, Paul E. Freiman and Jennifer L. Good), three class II directors (Peter F. Drake, David P. Meeker and Anne M. VanLent) and three class III directors (Robert J. Hennessey, W. James O’Shea and John N. Staniforth). The term of each class of directors is three years, and the terms of the three classes are staggered so that only one class is elected each year. At each annual meeting of shareholders, directors are elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring. The class I, class II and class III directors were elected to serve until the annual meeting of shareholders to be held in 2010, 2008 and 2009, respectively, and until their respective successors are elected and qualified. Existing directors are granted the power to fill a vacancy that occurs on the board of directors, and any director so elected is entitled to serve until the next annual meeting of shareholders. Christophe Bianchi and W. James O’Shea were elected to the board of directors in June 2007 as a class I director and a class III director, respectively, to fill vacancies on the board of directors. Mr. Bianchi and Mr. O’Shea were each elected for a term expiring at the 2008 annual meeting of shareholders.

Our board of directors, on the recommendation of the Nominating and Governance Committee, has nominated Christophe Bianchi for election as class I director for a term of two years to expire at the 2010 annual meeting of shareholders, along with the other class I directors, and until his successor is elected and qualified. In addition, our board of directors, on the recommendation of the Nominating and Governance Committee, has nominated Peter F. Drake, David P. Meeker and Anne M. VanLent for election as class II directors for a term of three years to expire at the 2011 annual meeting of shareholders and until their respective successors are elected and qualified. Finally, our board of directors, on the recommendation of the Nominating and Governance Committee, has nominated W. James O’Shea for election as a class III director for a term of one year to expire at the 2009 annual meeting of shareholders, along with the other class III directors and until his successor is elected and qualified.

The persons named in the proxy card will vote to elect Dr. Bianchi as a class I director, Dr. Drake, Dr. Meeker and Ms. VanLent as class II directors and Mr. O’Shea as a class III director, unless the proxy is marked otherwise. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as a director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No director or executive officer, or any associate of any such director or executive officer, is a party adverse to us, or has a material interest adverse to us, in any legal proceeding. No director or executive officer has any interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting, other than election to office.

Our board of directors recommends a vote FOR each of the nominees.

Director Nominees

Set forth below are the names of each nominee for class I director, class II director and class III director, their ages as of April 1, 2008, the year in which each first became a director, their positions and offices with us, their principal occupations and business experience during the past five years, and the names of other public companies for which they serve as a director.

Class I Nominee

DR. CHRISTOPHE BIANCHI
Age: 46

Dr. Christophe Bianchi has served as one of our directors since June 2007. Dr. Bianchi is currently Executive Vice President, Head of Commercial Operations at Millennium Pharmaceuticals Inc., a position he has held since joining Millennium in 2006. Prior to joining Millennium, Dr. Bianchi served in a variety of positions at Sanofi-Aventis, a pharmaceutical company, including from 2004 to 2006 as the head of the U.S. oncology business unit of Sanofi-Aventis, and from 2001 through 2004 as Vice President of the Internal Medicine and Central Nervous System Business Unit of Sanofi. Dr. Bianchi received an M.D. from the University of Reims-Champagne in France and an M.B.A. from the Wharton School at the University of Pennsylvania. He is also a graduate of Ecole Des Hautes Etudes Commerciales (EDHEC Graduate School of Management) in France.

Class II Nominees

DR. PETER F. DRAKE
Age: 54

Dr. Peter F. Drake has served as one of our directors since April 2005. Dr. Drake is currently the Managing General Partner of Mayflower Partners, a healthcare investment fund, a position he has held since 2002. From 1999 to 2002, he served as a Managing Director in the Equity Research Department of Prudential Securities, Inc., following Prudential’s acquisition of Vector Securities International, an investment banking firm co-founded by Dr. Drake in 1988. He currently serves on the board of directors of Trustmark Insurance Co., a healthcare insurance provider and Cortex Pharmaceuticals, Inc., a neuroscience company. He is also a board member of Rodman & Renshaw. Dr. Drake received a B.A. in Biology from Bowdoin College, and a Ph.D. in Biochemistry and Neurobiology from Bryn Mawr College.

DR. DAVID P. MEEKER
  Age: 53

David Meeker has served as one of our directors since January 2007. Since March 2003, Dr. Meeker has served as President of the LSD (Lysosomal Storage Diseases) Therapeutics business unit of Genzyme Corporation, a pharmaceutical company. Dr. Meeker has served in various roles at Genzyme Corporation since 1994, including Senior Vice President, Therapeutics Europe from May 2000 to March 2003 and Senior Vice President, Medical Affairs from June 1998 to May 2000. Dr. Meeker is a Fellow at the American College of Physicians and the American College of Chest Physicians. He attended Dartmouth College and received an M.D. from The University of Vermont.

ANNE M. VANLENT
Age: 60

Anne M. VanLent has served as one of our directors since December 1998. Ms. VanLent has served as Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a specialty pharmaceutical company in the field of dermatology, since May 2002. Prior to joining Barrier, Ms. VanLent served as a principal of The Technology Compass Group, LLC, a healthcare/technology consulting firm, which she founded in October 2001. From mid-1997 to October 2001, Ms. VanLent served as Executive Vice President, Portfolio Management of Sarnoff Corporation, a privately-held research and development company that creates and commercializes electronic, biomedical and information technologies. Ms. VanLent currently serves as a director and chair of the audit committee of Integra LifeSciences Holdings Corporation, a medical technology company. Ms. VanLent received a B.A. in Physics from Mount Holyoke College.

Class III Nominee

W. JAMES O’SHEA
Age: 58

W. James O’Shea has served as one of our directors since June 2007. Mr. O’Shea served as Vice Chairman at Sepracor Inc., a pharmaceutical company, from March 2007 to September 2007. From October 1999 to March 2007, Mr. O’Shea served as President and Chief Operating Officer of Sepracor. Mr. O’Shea currently sits on the boards of CollaGenex Pharmaceuticals, Inc., Surface Logix, Inc. and CombinatoRx, Inc., each a biotech company. Mr. O’Shea is also on the Product Advisory Board of Concert Pharmaceuticals, Inc. Mr. O’Shea is a graduate of Liverpool Lord Byron University, where he received an Honors Degree in Applied Physics from the Institute of Physics.

Other Current Directors

Set forth below are the names of each of our other current directors, the year in which each first became a director, their ages as of April 1, 2008, their positions and offices with us, their principal occupations and business experience during the past five years, and the names of other public companies for which they serve as a director.

Directors Whose Terms Expire in 2010 (Class I Directors)

PAUL E. FREIMAN
Age: 73

Paul E. Freiman has served as our Chairman of the Board since February 2005 and served as our Lead Director from 1997 to 2005. Mr. Freiman has served as the Chief Executive Officer and President of Neurobiological Technologies, Inc., a biotechnology company, since May 1997. Mr. Freiman is also a director of Calypte Biomedical Corporation, a developer of in vitro testing solutions, NeoPharm Inc., a biotechnology company, NovaBay Pharmaceuticals, Inc., a pharmaceutical company, and Otsuka America Pharmaceuticals Inc., a pharmaceutical company. He is a graduate of Fordham University with a B.S. in Pharmacy and received an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.

JENNIFER L. GOOD
Age: 43

Jennifer L. Good has served as one of our directors and as our President and Chief Executive Officer since June 2006. Ms. Good served as our President, Chief Operating Officer and Chief Financial Officer from November 2005 to June 2006, and Chief Financial Officer from February 1997 to November 2005. Ms. Good received a Bachelor of Business Administration degree from Pacific Lutheran University and is a Certified Public Accountant in the state of Washington.

Directors Whose Terms Expire in 2009 (Class III Directors)

ROBERT J. HENNESSEY
Age: 66

Robert J. Hennessey has served as one of our directors since October 1997. Mr. Hennessey served as our President and Chief Executive Officer from February 2005 to November 2005. Mr. Hennessey served as President and Chief Executive Officer of Genome Therapeutics Corporation, a biotechnology company, from March 1993 until his retirement in November 2000, and served as its Chairman of the Board until March 2003. Mr. Hennessey is a director of Oscient Pharmaceuticals Corporation (formerly known as Genome Therapeutics). Mr. Hennessey received an A.B. in Liberal Arts and an M.A. in Political Science from the University of Connecticut.

DR. JOHN N. STANIFORTH
Age: 54

Dr. John N. Staniforth has served as one of our directors since December 1998. Since November 2006, Dr. Staniforth has served as the Chief Scientific Officer of PharmaKodex Ltd., a specialty pharmaceuticals company in the United Kingdom. Dr. Staniforth served as Chief Scientific Officer of Vectura Group plc, a biosciences company in the United Kingdom from August 1999 to November 2006. Dr. Staniforth is a director of PharmaKodex Ltd. and Halation Ltd. Dr. Staniforth received a BSc in pharmacy from Aston University, Birmingham and a Ph.D. in pharmaceutics from Aston University.

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008. Ernst & Young LLP has been our independent registered public accounting firm since our inception. Although shareholder approval of the appointment of Ernst & Young LLP is not required by law, we believe that it is advisable to give shareholders an opportunity to ratify this appointment. If this proposal is not approved at the meeting, our audit committee will reconsider this appointment.

We expect representatives of Ernst & Young LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

Our board of directors recommends a vote FOR this proposal.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table sets forth the fees billed to us for the fiscal years ended December 31, 2007 and December 31, 2006 by Ernst & Young LLP:

Fee Category	2007	2006

Audit Fees(1)	$465,000	$469,800
Audit-Related Fees(2)	42,000	40,000
Tax Fees(3)	153,500	42,400
All Other Fees(4)	2,525	120,900

Total Fees	$663,025	$673,100

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” In 2007 and 2006, these fees principally included fees for audits of our retirement plan.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax fees in 2007 and 2006 included tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax fees in 2007 also included tax consulting fees in connection with our adoption of the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting For Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”.

(4)	In 2007, all other fees related to a subscription to the Ernst & Young Global Accounting and Auditing Information Tool. In 2006, substantially all of these fees related to the performance of audit procedures in connection with our collaborative arrangement with Endo.

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or types of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chair of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chair of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Proposal Three: Amendment to 2005 Stock Incentive Plan

On April 24, 2008, our board of directors adopted, subject to shareholder approval, an amendment to our 2005 stock incentive plan, which we refer to in this proxy statement as the 2005 plan, increasing (i) the number of shares of common stock authorized for issuance under the 2005 plan from 1,650,000 to 4,150,000 and (ii) the maximum number of shares of common stock with respect to which restricted stock awards and other stock unit awards that either require no purchase by a participant or vest on the basis of the passage of time alone that may be granted under the 2005 plan from 1,000,000 to 1,500,000. Our shareholders originally approved the adoption of the 2005 plan in June 2005. As of April 17, 2008, options to purchase 1,332,317 shares of common stock were outstanding under the 2005 plan, options to purchase 41,250 shares of common stock had been exercised, 204,000 shares of restricted stock, net of cancellations, had been granted, and 30,685 shares of unrestricted common stock had been granted to our directors in lieu of cash fees under the 2005 plan. As a result, we had only 41,748 shares available for future grant under the 2005 plan as of April 17, 2008.

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Stock-based equity incentives are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient’s interests with those of our shareholders. Accordingly, our board of directors believes adoption of the amendment to the 2005 plan is in our best interests and the best interests of our shareholders and recommends a vote “FOR” the approval of the amendment to the 2005 plan.

Description of the 2005 Plan

The following is a brief summary of the 2005 plan, a copy of which is attached as Exhibit A to this proxy statement.

Types of Awards

The 2005 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below.

Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than the fair market value of the common stock on the date of grant, as determined by (or in a manner approved by) our board of directors. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our stock). Options may not be granted for a term in excess of ten years. The 2005 plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or, subject to conditions, in connection with a “cashless exercise”, through a broker, (ii) subject to certain conditions, surrender to us of shares of common stock, (iii) subject to certain conditions, delivery to us of a promissory note, (iv) any other lawful means of payments, or (v) any combination of these forms of payment.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with a stock option. SARs may not be granted for a term in excess of ten years.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Restricted Stock Unit Awards.  Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our board of directors.

Other Stock-Based Awards.  Under the 2005 plan, our board of directors has the right to grant other awards based upon the common stock having such terms and conditions as our board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Conditions.  A committee of our board of directors, all of the members of which are outside directors as defined in Section 162(m) of the code, may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award granted to a 2005 plan participant will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the code. The performance criteria for each such award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) achievement of balance sheet or income statement objectives, (l) total shareholder return, (m) net operating profit after tax, (n) pre-tax or after-tax income, (o) cash flow, (p) achievement of research, development, clinical or regulatory milestones, (q) product sales and (r) business development activities. These performance measures may be absolute in their terms or measured against or in relation to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the committee; and (z) will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely us.

Transferability of Awards

Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of ours and of our subsidiaries are eligible to be granted awards under the 2005 plan. Under present law, however, incentive stock options may only be granted to employees of ours and of our subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the 2005 plan may not exceed 500,000 shares per calendar year. For purposes of this limit, the combination of a stock option in tandem with a SAR is treated as a single award. After shareholders’ approval of the proposed amendment, the maximum number of shares of common stock with respect to which restricted stock awards and other stock unit awards that either require no purchase by the 2005 plan participant or vest on the basis of the passage of time alone may be granted shall be 1,500,000. As of April 17, 2008 , 204,000 shares of restricted stock, net of cancelations, had been granted, and 30,685 shares of unrestricted common stock had been granted to our directors in lieu of cash fees, under the 2005 plan.

Plan Benefits

As of April 17, 2008 , approximately 72 persons were eligible to receive awards under the 2005 plan, including our current executive officers and non-employee directors. Other than the automatic grants of options or restricted stock directors receive pursuant to our director compensation program, which is described under “Compensation of Directors”, the granting of awards under the 2005 plan is discretionary and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On April 17, 2008, the last reported sale price of our common stock on the NASDAQ Global Market was $2.82.

In March 2008, our compensation committee approved employee stock option grants for employees and executive officers under the 2005 plan. Options to purchase 348,180 shares of common stock, representing 70% of the approved option awards, were granted under the 2005 plan as of March 13, 2008 and options to purchase up to 149,220 shares of common stock, representing 30% of the approved option awards, were granted as of June 11, 2008 under the 2005 plan, subject to and effective upon the approval of the amendment to the 2005 plan by the shareholders at the annual meeting. We have set forth in the following table the number of options that the compensation committee has granted subject to shareholder approval of the amendment to the 2005 plan:

Number of Shares
Subject to Stock
Name and Position	Options Approved

Jennifer L. Good	30,000
President and Chief Executive Officer
Benjamin L. Palleiko	19,500
Senior Vice President, Corporate Development and Chief Financial Officer
Thomas R. Sciascia, M.D.	19,500
Senior Vice President, Clinical and Regulatory Affairs and Chief Medical Officer
Anand R. Baichwal, Ph.D.	13,500
Senior Vice President, Licensing and Chief Scientific Officer
Amale Hawi, Ph.D.	15,000
Senior Vice President, Pharmaceutical Development
All current executive officers as a group	113,700
All current directors who are not executive officers as a group	—
All employees who are not executive officers as a group	35,520

Administration

The 2005 plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 plan, and to interpret the provisions of the 2005 plan. Pursuant to the terms of the 2005 plan, our board of directors may delegate authority under the 2005 plan to one or more committees or subcommittees of the board. Our board of directors has authorized the compensation committee to administer certain aspects of the 2005 plan, including the granting of options to executive officers. All references herein to our board of directors shall be deemed to include the compensation committee and any other committee or person designated by our board of directors to act on its behalf under the 2005 plan.

Subject to any applicable limitations contained in the 2005 plan, our board of directors selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock on the grant date), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

Further, unless approved by our shareholders, (i) no outstanding option or SAR granted under the 2005 plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option or SAR and (ii) our board of directors may not cancel any outstanding option or SAR under any of our equity incentive plans and grant in substitution therefor new awards under the 2005 plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or SAR.

No option granted under the 2005 plan shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

Our board of directors is required to make appropriate adjustments in connection with the 2005 plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 plan also contains provisions addressing the consequences of any reorganization event, which is defined as:

•	any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction; or

•	any liquidation or dissolution of us.

In connection with a reorganization event, our board of directors will take any one or more of the following actions as to all or any outstanding awards on such terms as our board of directors determines:

•	provide that awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such reorganization event;

•	in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof, a cash payment for each share surrendered in the reorganization event which we refer to in this proxy statement as the acquisition price, make or provide for a cash payment to an award holder equal to (A) the acquisition price times the number of shares of common stock subject to the holder’s awards (to the extent the exercise price does not exceed the acquisition price) minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•	provide that, in connection with a liquidation or dissolution of us, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

•	any combination of the foregoing.

Our board of directors may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be. We expect that substantially all of the options granted under the 2005 plan will provide for vesting that is subject to acceleration upon a change in control of us.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 2005 plan, subject, however, in the case of incentive stock options, to any limitations under the code.

Substitute Options

In connection with a merger or consolidation of an entity with us, or the acquisition by us of property or stock of an entity, our board of directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms as our board of directors deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2005 plan.

Provisions for Foreign Participants

Our board of directors may modify awards granted to participants who are foreign nationals or employed outside the United States, or establish subplans or procedures under the 2005 plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be made under the 2005 plan after April 12, 2015, but awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2005 plan, provided that, to the extent determined by our board of directors, no amendment requiring shareholder approval under any applicable legal, regulatory or listing requirement will become effective until such shareholder approval is obtained.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2005 plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the code regarding nonqualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless our board of directors, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2005 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the code.

Our board of directors recommends a vote FOR this proposal.

INFORMATION ABOUT CORPORATE GOVERNANCE

Board of Directors

Our board of directors is responsible for establishing our broad corporate policies and overseeing the management of the company. Our president and chief executive officer, our chief financial officer and our other executive officers are responsible for our day-to-day operations. Our board evaluates our corporate performance and approves, among other things, our corporate strategies and objectives, operating plans, major commitments of corporate resources and significant policies. Our board also evaluates and elects our executive officers. Our board has adopted Corporate Governance Guidelines that govern the structure and functioning of the board and set out the Board’s policies on governance issues. A copy of the Corporate Governance Guidelines is posted on the corporate governance section of our website, www.penwest.com.

In the event that a chairman of the board is not an independent director, the nominating and governance committee may nominate an independent director, who is approved by a majority of the independent directors, to serve as lead director. Our chairman of the board is currently an independent director. The chairman of the board, or the lead director, if there is one, chairs any meeting of the independent directors in executive session and meets with any director who is not adequately performing his or her duties as a member of the board or any committee. The lead director facilitates communications between other members of the board and the chairman of the board and/or the chief executive officer, works with the chairman of the board in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board and otherwise consults with the chairman of the board and/or the chief executive officer on matters relating to corporate governance and board performance.

Our board of directors met seven times during 2007, including regular, special and telephonic meetings. Each director who served as a director during 2007 attended at least 75% of the aggregate number of board meetings held during the period of 2007 during which he or she was a director and meetings held by all board committees on which he or she served during the period of 2007 during which he or she was a member of such committees.

Board Independence

Under the rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that none of Drs. Bianchi, Drake and Meeker, Messrs. Freiman, O’Shea and Hennessey and Ms. VanLent has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. Marketplace Rules. In evaluating Mr. Hennessey’s status as an independent director, the board considered Mr. Hennessey’s role as our interim chief executive officer from February 2005 to November 2005, but concluded that such relationship would not interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Only independent directors serve on our standing board committees.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. The members of the committees are as follows:

Audit	Compensation	Nominating and Governance

Anne M. VanLent (Chair)	Robert J. Hennessey (Chair)	Paul E. Freiman (Chair)
Peter F. Drake	Peter F. Drake	Robert J. Hennessey
David P. Meeker	Paul E. Freiman	David P. Meeker
	W. James O’Shea	Anne M. VanLent

Each committee operates under a charter that has been approved by our board of directors. Current copies of charters for the audit committee, compensation committee and nominating and governance committee are posted on the corporate governance section of our website, www.penwest.com.

Audit Committee

The audit committee assists the board in overseeing our financial reporting process. Its responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of director’s oversight of our internal control over financial reporting, and disclosure controls and procedures;

•	reviewing and approving any related party transactions;

•	serving as the qualified legal compliance committee, the purpose of which is to receive, review, investigate and respond to reports from attorneys reporting evidence of material violations;

•	reviewing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules, which is included on page 22 of this proxy statement.

Our board of directors has determined that all of the audit committee members are independent as defined under the rules of The NASDAQ Stock Market, including the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Our board of directors has also determined that Anne M. VanLent qualifies as an audit committee financial expert. In deciding whether members of our audit committee qualify as financial experts within the meaning of the SEC regulations and the NASDAQ listing standards, our board considered the nature and scope of experiences and responsibilities members of our audit committee have previously had with reporting companies. Ms. VanLent, like all members of our audit committee, is an independent director.

The audit committee met 11 times during 2007.

Compensation Committee

The compensation committee assists the board on matters related to compensation and benefits. Its responsibilities include:

•	reviewing and approving all aspects of the compensation of our chief executive officer and other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	periodically reviewing and making recommendations to the board relating to management succession planning;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules; and

•	preparing the compensation committee report required by SEC rules, which is included on page 16 of the Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The compensation committee met one time during 2007. The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes”.

Nominating and Governance Committee

The nominating and governance committee identifies individuals qualified to become board members and recommends to the board the persons to be nominated by the board for election as directors at the annual meeting of shareholders. In addition, the nominating and governance committee oversees the evaluation of the board of directors and develops corporate governance principles. These guidelines have been adopted by the board and are posted on the corporate governance section of our website, www.penwest.com.

The nominating and governance committee’s responsibilities include:

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board corporate governance guidelines; and

•	overseeing an annual self-evaluation of the board to determine if it is functioning effectively.

The nominating and governance committee met two times in 2007. The processes and procedures followed by our nominating and governance committee in identifying and evaluating director candidates are described below under the heading “Director Candidates and Nomination Process”.

Executive and Director Compensation Processes

The compensation committee has implemented an annual performance review program for our executives, under which annual performance goals for the company as a whole and for the chief executive officer are determined and set forth in writing. Annual corporate goals are proposed by management and approved by the compensation committee at the beginning of each calendar year. These corporate goals target the achievement of specific development, clinical, regulatory, and operational milestones. Individual goals focus on contributions that facilitate the achievement of the corporate goals. Individual goals for the chief executive officer are determined and approved by the compensation committee. Individual goals for the rest of the management team are proposed by the individual and approved by the chief executive officer. During the first calendar quarter of each year, we evaluate individual and corporate performance, including against the written goals for the recently completed year. This process leads to a recommendation by the chief executive officer for annual executive salary increases and annual stock option awards and bonuses, if any, for each of the executive officers other than the chief executive officer, which is then reviewed and approved by the compensation committee. In the case of the chief executive officer, her individual performance evaluation is conducted by the compensation committee, which determines her compensation changes and awards. Based on the evaluations and the other factors described under “Compensation Discussion and Analysis” below, annual base salary increases, annual stock option awards and annual bonuses for all executives, to the extent granted, are implemented during the first calendar quarter of the year.

The compensation committee has implemented a director compensation policy, which provides for automatic option grants or restricted stock awards to non-employee directors at the beginning of each year as well as director fees and reimbursement of expenses for attendance at meetings. The compensation committee reviews this policy periodically and recommends changes as necessary.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During 2007, the compensation committee did not retain any compensation consultants or advisors.

Director Candidates and Nomination Process

The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others, including the engagement of search firms, for recommendations. The nominating and governance committee meets from time to time to evaluate biographical information and background material relating to potential candidates, and selected candidates are interviewed by members of the nominating and governance committee and the board. In addition, during the fiscal year ended December 31, 2007, we retained the services of an executive search firm to help identify and evaluate potential director candidates.

The nominating and corporate governance committee evaluates director candidates based upon a number of criteria including:

•	reputation for integrity, honesty and adherence to high ethical standards;

•	demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process;

•	commitment to understanding our business and our industry and to regularly attend and participate in board and committee meetings;

•	ability to understand the sometimes conflicting interests of the various constituencies of our company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interest of all shareholders; and

•	an absence of conflicts of interests, or the appearance of conflicts of interest, that would impair the nominee’s ability to represent the interests of all shareholders and to fulfill the responsibilities of a director.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

The process for considering an incumbent director for reelection to the board of directors is that our nominating and governance committee considers the composition of the entire board, the strengths and contributions of each member of the board, and the strengths and contributions of the particular director being considered. After discussion among the committee members, the committee decides whether to recommend to the full board that the director be nominated for reelection.

Shareholder Nominees

Shareholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to: Nominating and Governance Committee, c/o Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of shareholders.

Shareholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and governance committee or the board, by following the procedures set forth under “Information About The Annual Meeting — How and when may I submit a proposal for the 2008 annual meeting?” in this proxy statement. Candidates nominated by shareholders in accordance with the procedures set forth in our bylaws may not be included in our proxy card for the next annual meeting.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to all of our directors and employees. The code of business conduct and ethics is available on our website, www.penwest.com, and is available without charge upon request to Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810, telephone (877) 736-9378.

Any waiver of the code of business conduct and ethics for directors or executive officers, or any amendment to the code that applies to directors or executive officers, may only be made by the board of directors. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website. To date, no such waivers have been requested or granted.

Shareholder Communications with the Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chairman of the board is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.

Under procedures approved by the board, including a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the board should address such communications to Board of Directors, c/o Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120.

Director Attendance at Annual Meeting

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of shareholders. All of our directors at the time attended the 2007 annual meeting of shareholders.

Certain Relationships and Transactions with Related Persons

Related Person Transactions

On February 1, 2007, we entered into a Royalty Termination Agreement with Anand R. Baichwal, our Senior Vice President, Licensing and Chief Scientific Officer, terminating specified provisions of the Recognition and Incentive Agreement dated as of May 14, 1990, as amended, between us and Dr. Baichwal. Under the Recognition and Incentive Agreement, we were obligated to pay Dr. Baichwal on an annual basis in arrears (i) one-half of one percent of our “net sales”, as defined in the Recognition and Incentive Agreement, of “TIMERx material”, as defined in the Recognition and Incentive Agreement, to third parties, (ii) one-half of one percent of royalties received by us under licenses, collaborations or other exploitation agreements with third parties with respect to the sale, license, use or exploitation by such third parties of products based on or incorporating the TIMERx material, and (iii) one-half of one percent of payments made in lieu of such net sales or royalties and received by us. Pursuant to the Termination Agreement, we and Dr. Baichwal terminated this payment obligation and agreed that we would have no further obligation to make any payments to Dr. Baichwal under the Recognition and Incentive Agreement except for amounts owed with respect to 2006. In consideration for such agreement, we paid Dr. Baichwal $770,000 in cash and issued him 19,696 shares of our common stock in 2007. We also paid Dr. Baichwal $16,419 under the Baichwal agreement in connection with amounts earned for 2006.

On February 1, 2007, we entered into a Royalty Termination Agreement with John N. Staniforth, our director and consultant, terminating the Royalty Agreement dated as of September 25, 1992, as amended, between us and Dr. Staniforth. Under the Royalty Agreement, we were obligated to pay Dr. Staniforth on an annual basis one-half of one percent of our “net sales”, as defined in the Royalty Agreement, of “TIMERx material” (as defined in the Royalty Agreement) related to the products covered by the TIMERx patents. Pursuant to the Termination Agreement, we and Dr. Staniforth terminated this payment obligation and agreed that we would have no further obligation to make any payments to Dr. Staniforth under the Royalty Agreement except for amounts owed with respect to 2006. In consideration for such agreement, we paid Dr. Staniforth $770,000 in cash and issued him 19,696 shares of our common stock. We also paid Dr. Staniforth $16,419 under the Staniforth agreement in connection with amounts earned for 2006.

Policy and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Penwest is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest, which we refer to as a related person transaction.

If a related person proposes to enter into a related person transaction, the related person must report the proposed related person transaction to our corporate secretary. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Penwest’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of that entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in the entity and (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2007 and has discussed these financial statements with our management and our independent registered public accounting firm.

The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the independent registered public accounting firm their independence from us.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2007.

By the Audit Committee of
the Board of Directors of
Penwest Pharmaceuticals Co.

Anne M. VanLent, Chair
Peter F. Drake
David P. Meeker

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and set forth below under “Information About Executive and Director Compensation”. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of
the Board of Directors
of Penwest Pharmaceuticals Co.

Robert J. Hennessey, Chair
Peter F. Drake
Paul E. Freiman
W. James O’Shea

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves annually all compensation decisions relating to our named executive officers.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the compensation committee with respect to executive compensation are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives, including our short-term operating goals and longer-term strategic objectives;

•	promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of shareholder value.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals of ours such as new product development initiatives, clinical trial and regulatory progress, intellectual property portfolio development, establishment and maintenance of key strategic relationships and exploration of business development opportunities, as well as our financial and operational performance as measured by adherence to operating budgets approved by the board of directors. We also seek to use our executive compensation program to retain our executives by granting them options and allowing them to participate in the longer term success of our company as reflected in stock price appreciation, thus aligning their interests with those of our shareholders.

In making compensation decisions, the compensation committee compares our executive compensation against that paid by companies that the compensation committee believes are similarly situated in our industry. In selecting these companies, the committee considers size-based market capitalization, number of employees, revenues and growth profiles of other companies. In 2007, the committee reviewed the Radford Biotechnology Compensation Survey in determining executive compensation. The committee identified a group of companies from this survey based upon the number of employees that fell within a range (50-149 employees) similar to our company. In addition, the compensation committee reviewed surveys of industry and national trends in executive compensation. The committee did not use any outside compensation consultants in 2007.

In making compensation decisions, the compensation committee generally targets base salary for executives towards the 50th percentile of the companies surveyed. Specifically, the committee intends that if an executive achieves the individual and company performance goals determined by the committee, then the officer should have the opportunity to receive base salary that is competitive with our peer group and industry norms. The committee, however, may vary this general target with respect to executives based on the experience, performance levels of an executive, as well as changes in duties and responsibilities.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash incentive bonuses;

•	stock option awards;

•	change of control benefits; and

•	health and life insurance and other employee benefits.

We have not had any formal or informal policy or target for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing industry information, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

Base salaries are reviewed annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Base salaries also may be increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives, promoting our core values and demonstrating leadership abilities. Additionally, the compensation committee adjusts base salaries as warranted throughout the year for promotions, other changes in the scope or breadth of an executive’s role or responsibility, or other market changes.

The committee uses base salary to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries for 2007, the compensation committee considered the compensation data in the Radford survey, as well as a variety of other factors, including the seniority of the individual, the level of the individual’s responsibility and performance, the ability to replace the individual, the base salary of the individual at his or her prior employment, if applicable, and the number of well qualified candidates able or available to assume the individual’s role. In comparing base salaries to the peer group, the committee sought to establish executive base salaries targeted at the 50th percentile of salaries for executives in similar positions at companies in the Radford survey.

The compensation committee approved the following salaries effective March 1, 2007 for our named executive officers as of February 15, 2007. These salaries were not adjusted in 2007.

Base Salary
Executive Officer(1)	for 2007

Jennifer L. Good,	$375,000
President and Chief Executive Officer
Benjamin L. Palleiko,	$292,000
Senior Vice President, Corporate Development and Chief Financial Officer
Thomas R. Sciascia, M.D.,	$300,000
Senior Vice President Clinical and Regulatory Affairs and Chief Medical Officer
Anand R. Baichwal, Ph.D.,	$240,000
Senior Vice President, Licensing and Chief Scientific Officer

(1)	These were our named executive officers and their titles as of February 15, 2007.

In establishing these salaries, the committee generally considered the market survey data and the committee’s evaluation of each officer’s performance in 2006. Ms. Good’s base salary for 2007 was increased 4.2% from her 2006 base salary, which was established in June 2006 with her promotion to President & Chief Executive Officer. Dr. Baichwal’s base salary was increased 6.7% from his 2006 base salary. Dr. Sciascia’s base salary for 2007 was increased 5.3% from his 2006 base salary. The increase in each such officer’s base salary was made to recognize such officer’s performance and in order to provide a base salary commensurate with the committee’s target at the 50th percentile of salaries for executives in similar positions at companies in the Radford survey. Mr. Palleiko’s base salary was increased 2.5% to recognize his performance but the increase was prorated due to the fact he joined the company in June 2006. On May 2, 2007, we hired Amale Hawi, Ph.D. to the position of Senior Vice President, Pharmaceutical Development. Dr. Hawi’s annual base salary was established at $275,000, which the committee determined was warranted based on the level of salary we determined was required for Dr. Hawi to accept our offer of employment, the level of salaries of our other executive officers and survey data for senior research and development executives of similar companies in the same industry.

Annual Cash Incentive Bonus Plan

We have an annual cash incentive bonus plan for our named executive officers. The annual cash incentive bonus plan is intended to motivate our named executive officers to work toward the achievement of company strategic, operational and financial targets and individual performance objectives, and to reward our named executive officers when their efforts result in success for us. Bonus targets under the annual cash incentive bonus plan are calculated as a percentage of the applicable named executive officer’s base salary, with targets corresponding to the rank of the executive. The percentages are currently targeted at 40% of current annual base salary for Ms. Good and 30% for each of the other named executive officers. Under the plan, achieving the corporate targets is given 75% weight in determining the total cash incentive bonus and achieving the individual objectives is given 25% weight, with the exception of Ms. Good, whose bonus is determined based entirely upon the achievement of corporate objectives.

Our corporate targets generally conform to certain operational goals, such as advancing development programs and obtaining adequate corporate funding. In the first quarter of each year, management develops and proposes to the committee challenging goals that it believes can be reasonably achieved over the next year. The compensation committee works with our chief executive officer to approve these corporate targets, the weighting of various goals for the corporate targets and the formula for determining potential bonus amounts based on achievement of these goals. Each corporate target is given a particular percentage weighting, which when taken together, comprise 75% of the targeted cash incentive bonus.

After the end of a fiscal year, the compensation committee reviews the corporate goals for the previous year and determines whether such goals were achieved and the level of achievements. Our corporate goals for 2007 included advancing the development of our product candidates then in development, increasing our access to other drug delivery technologies, expanding the portfolio to include new chemical entities and enhancing our financial resources.

Individual objectives are tied to the particular area of expertise of an executive officer and his or her performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. Whether an executive officer has achieved his or her individual performance objectives is determined by the chief executive officer and is reviewed with the compensation committee.

Despite the committee’s belief that the executives achieved a significant portion of the corporate and individual goals for 2007, the committee felt constrained in awarding significant cash bonuses to executives, given the limitations of our capital resources. As a result, the committee awarded to all executives cash bonuses of 10% of their base salary, except for Ms. Good who was awarded 12% of her base salary. Ms. Good’s 12% bonus reflected the fact that her target bonus percentage is 40% as compared to 30%, the target bonus percentage for our other named executives. The 2007 target bonuses and general bonus payment are as follows:

			2007 Annual
	2007 Bonus		Cash Bonus
Named Executive Officer	Targets		Payments

Jennifer L. Good	$150,000		$45,000
President and Chief Executive Officer
Benjamin L. Palleiko	$87,600		$29,200
Senior Vice President, Corporate Development and Chief Financial Officer
Thomas R. Sciascia, M.D.	$90,000		$30,000
Senior Vice President, Clinical and Regulatory Affairs and Chief Medical Officer
Anand R. Baichwal, Ph.D.	$72,000		$24,000
Senior Vice President, Licensing and Chief Scientific Officer
Amale Hawi, Ph.D.	$82,500	(1)	$18,425	(2)
Senior Vice President, Pharmaceutical Development

(1)	We hired Dr. Hawi on May 2, 2007. Her target bonus for 2007 was established at $82,500, which was 30% of Dr. Hawi’s 2007 base salary as established by the committee.

(2)	Prorated to reflect Dr. Hawi’s May 2, 2007 starting date.

Stock Option Awards

Our equity award program is our primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. In addition, the vesting feature of our equity grants is intended to further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our compensation committee considers comparative share ownership to executives in the Radford survey, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of management.

We typically make an initial equity award of stock options to new executives, annual option grants as part of the overall compensation program and other option grants in connection with promotions during the year. All grants of options to our executives are approved by the compensation committee.

Our equity awards to our executives have taken the form of stock options. The compensation committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. As with the other forms of executive compensation, we intend that the share numbers of these awards will be set near the 50th percentile for companies in the Radford survey.

Typically, the stock options we grant to our executives have ten-year option terms and vest in four equal annual installments. Prior to February 1, 2007, we set the exercise price of our stock options to equal the average of the high and low trading prices of our common stock on the grant date. Since February 1, 2007, we have set the exercise price of all stock options to equal the closing price of our common stock on the day of the grant. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. The stock option agreements with our executive officers provide that the stock options will become immediately exercisable in full if there is a change in control of the company, upon death or disability, or upon retirement in accordance with our normal retirement policy. Except in the case of termination for cause, exercise rights cease twelve months after the date of termination or death or disability.

We do not have any equity ownership guidelines for our executives.

Equity awards to our executives are typically granted annually in conjunction with the review of their individual performance. This review generally takes place at a meeting of the compensation committee held in the first quarter of each year. We do not plan to make these annual grants of stock options at a time when we are aware of material non-public information. In 2007, we granted annual options after the release of our 2006 financial results.

On February 15, 2007, the compensation committee granted to our executive officers the following equity awards:

Number of Shares
Subject to Stock
Executive Officer(1)	Options Granted

Jennifer L. Good,	65,000
President and Chief Executive Officer
Benjamin L. Palleiko,	30,000
Senior Vice President, Corporate Development and Chief Financial Officer
Thomas R. Sciascia, M.D.	45,000
Senior Vice President, Clinical and Regulatory Affairs and Chief Medical Officer
Anand R. Baichwal, Ph.D.,	30,000
Senior Vice President, Licensing and Chief Scientific Officer

(1)	These were our named executive officers and their titles as of February 15, 2007.

In granting these awards, the committee referred to the data in the Radford survey and determined that these awards were within the desired range with regard to the number of shares underlying the options granted to each executive. In the case of Mr. Palleiko, the committee prorated his award due to the fact that he joined us in June 2006.

On May 2, 2007, we hired Dr. Amale Hawi as Senior Vice President, Pharmaceutical Development. We granted her, on the first day of her employment, options to purchase 100,000 shares of our common stock at $12.09 per share, vesting annually in four equal installments. The committee determined that this grant size was reasonable in comparison to positions of similar scope to Dr. Hawi and would be required by her in order to accept our offer of employment. Dr. Hawi’s annual base salary was established at $275,000, which the committee determined was warranted based on the level of salary we determined was required for Dr. Hawi to accept our offer of employment, the level of salaries of our other executive officers and survey data from our peer group for senior research and development executives.

Severance/Change of Control Benefits

We enter into executive retention agreements with each of our executive officers. Pursuant to the executive retention agreements and our stock option agreements under our stock incentive plans, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances. We have provided more detailed information about these agreements and benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change of Control” below.

In 2005, the committee first decided to provide these benefits to our management after reviewing the practices of companies represented in the Radford survey. The committee believed that these benefits would provide management with the appropriate incentives to act in the best interest of the shareholders, as well as help us attract and retain the necessary executive talent for growing our business. We believe that our change of control benefits are generally in-line with packages offered to executives of similar companies. These agreements expire at the end of 2008, at which time the committee will evaluate whether to extend these agreements, modify the terms of these agreements or permit these agreements to expire.

We have structured our executive retention agreements to provide “double trigger” benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability, or by the executive for good reason during a specified period after the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs. Our stock option agreements, however, do provide for full acceleration of vesting upon a change of control.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We contribute $0.75 for every dollar of employee contributions to the 401(k) plan, up to 6% of the employee’s eligible pay.

We limit the perquisites that we make available to our named executive officers. Our named executive officers are entitled to few benefits that are not otherwise available to all of our employees. For example, we do not provide pension arrangements, post-retirement health coverage or similar benefits to our named executive officers or our employees. Similarly, our health and insurance plans are the same for all employees.

In 2007, Ms. Good received a monthly allowance of $1,000 of reimbursement for her vehicle. We also paid the hotel and living expenses of Mr. Palleiko and Dr. Sciascia for those nights that they stayed in Danbury, Connecticut.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to each of our chief executive officer, our chief financial officer and each other officer whose compensation is required to be reported to our shareholders pursuant to the Exchange Act by reason of being among our three most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Executive Compensation

Summary Compensation

The following table contains information about the compensation of each of our named executive officers for the years ended December 31, 2006 and December 31, 2007.

Summary Compensation Table

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other
		Salary		Awards	Awards	Compensation	Compensation	Compensation		Total
Name and Principal Position	Year	($)	Bonus	($)	($)(1)	($)(2)	Earnings	($)		($)

Jennifer L. Good(3)	2007	$369,339	$45,000	—	$458,702	$—	—	$23,700	(4)	$896,741
President and Chief Executive Officer	2006	342,012	—	—	762,386	100,000	—	25,236		1,229,634
Benjamin L. Palleiko	2007	287,878	29,200	—	699,549	—	—	17,478	(5)	1,034,105
Senior Vice President, Corporate Development and Chief Financial Officer	2006	141,680	—	—	439,425	68,400	—	63,790		713,295
Thomas R. Sciascia, M.D.	2007	294,652	30,000	—	301,451	—	—	17,773	(6)	643,876
Senior Vice President, Clinical and Regulatory Affairs and Chief Medical Officer	2006	279,262	—	—	294,288	85,500	—	16,691		675,741
Anand R. Baichwal, Ph.D.	2007	234,652	24,000	—	221,658	—	—	11,700	(7)	492,010
Senior Vice President, Licensing and Chief Scientific Officer	2006	218,860	—	—	217,952	54,000	—	11,318		502,130
Amale Hawi, Ph.D.	2007	172,404	—	—	237,706	18,425	—	4,011	(8)	432,546
Senior Vice President, Pharmaceutical Development	2006	—	—	—	—	—	—	—		—

(1)	Represents the amount of compensation cost that we recognized for financial statement reporting purposes for fiscal years 2006 and 2007, as applicable, with respect to option awards granted in fiscal years 2006 and 2007, as computed in accordance with SFAS No. 123R. In accordance with SFAS No. 123R, the fair value of each stock option is determined on the date of grant using the Black-Scholes option pricing model. This value is then expensed over the vesting period using the accelerated attribution method. The amounts disregard the estimate of forfeitures related to service-based vesting conditions. See Note 9 of the financial statements in our Form 10-K for the year ended December 31, 2007 filed with the SEC on March 17, 2007 regarding assumptions we made in determining the FAS 123R value of equity awards.

(2)	The amounts in this column reflect payments made under the Executive Officer Bonus Program described in “Compensation and Discussion Analysis” and filed as Exhibit 10.29 to our Form 10-K for the year ended December 31, 2006 filed with the SEC on March 17, 2007.

(3)	Ms. Good is also a member of our board of directors but does not receive any additional compensation in her capacity as a director.

(4)	Consists of:

• $12,000 in an automobile allowance;

• $10,125 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,575 in premiums paid on behalf of Ms. Good for supplemental life and disability insurance plans.

(5)	Consists of:

• $5,778 in hotel and living expense reimbursements for those nights Mr. Palleiko stayed in Danbury, CT;

• $10,125 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,575 in premiums paid on behalf of Mr. Palleiko for supplemental life and disability insurance plans.

(6)	Consists of:

• $6,073 in hotel and living expense reimbursements for those nights Dr. Sciascia stayed in Danbury, CT.

• $10,125 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,575 in premiums paid on behalf of Dr. Sciascia for supplemental life and disability insurance plans.

(7)	Consists of:

• $10,125 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,575 in premiums paid on behalf of Dr. Baichwal for supplemental life and disability insurance plans.

• Payments made under the Royalty Termination Agreement are not included in the Summary Compensation Table. Details of the transaction are discussed under “Item 13. Certain Relationships and Related Transactions, and Director Independence”.

(8)	Consists of:

• $2,856 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,155 in premiums paid on behalf of Dr. Hawi for supplemental life and disability insurance plans.

Employment Letter Arrangements

On June 19, 2006, we entered into an offer letter with Benjamin L. Palleiko under which Mr. Palleiko agreed to serve as our Senior Vice President, Corporate Development and Chief Financial Officer. Under the terms of the offer letter, we agreed to pay Mr. Palleiko a starting base salary of $285,000 per year and a cash bonus under our executive officer bonus program of up to 30% of his annual base salary based upon the achievement of agreed upon individual and company performance goals, and to grant Mr. Palleiko non-qualified stock options under our 2005 Stock Incentive Plan to purchase 150,000 shares of our common stock at an exercise price equal to $17.15, the average of the high and low trading price of our common stock on June 19, 2006. Mr. Palleiko’s stock options vest in four equal annual installments commencing on June 19, 2007, subject to acceleration upon the occurrence of a change in control of our company.

On May 2, 2007, we entered into an offer letter with Dr. Amale Hawi under which Dr. Hawi agreed to serve as our Senior Vice President, Pharmaceutical Development. Under the terms of the offer letter, we agreed to pay Dr. Hawi a starting base salary of $275,000 per year and a cash bonus under our executive officer bonus program of up to 30% of her annual base salary based upon the achievement of agreed upon individual and company performance goals, and to grant Dr. Hawi non-qualified stock options under our 2005 Stock Incentive Plan to purchase 100,000 shares of our common stock at an exercise price equal to $12.09, the closing price of our common stock on May 2, 2007. Dr. Hawi’s stock options vest in four equal annual installments commencing on May 2, 2008, subject to acceleration upon the occurrence of a change in control of our company.

We enter into executive retention agreements with each of our executive officers. A form of the agreement was filed as Exhibit 10.28 to our Form 10-K for the year ended December 31, 2005 filed with the SEC on March 16, 2006. A description of the executive retention agreements entered into with each named executive officer is included under “Potential Payments Upon Termination or Change-in-Control” below.

Grants of Plan-Based Awards

The following table summarizes information regarding options granted to each of the named executive officers during the year ended December 31, 2007.

2007 Grants of Plan-Based Awards

					All Other
					Option
					Awards:		Grant
					Number of	Exercise or	Date
		Estimated Possible Payouts Under			Securities	Base Price	Fair
		Non-Equity Incentive Plan Awards(1)			Underlying	of Option	Value of
	Grant	Threshold	Target	Maximum	Options	Awards	Option
Name	Date	($)	($)	($)	(2)	($/Sh)(3)	Awards

Jennifer L. Good	3/01/07	—	—	—	65,000	$13.02	$453,050
			$150,000
Benjamin L. Palleiko	3/01/07	—	—	—	30,000	13.02	209,100
			87,600
Thomas R. Sciascia, M.D.	3/01/07	—	—	—	45,000	13.02	313,650
			90,000
Anand R. Baichwal, Ph.D.	3/01/07	—	—	—	30,000	13.02	209,100
			72,000
Amale Hawi, Ph.D.	5/02/07	—	—	—	100,000	12.09	684,000
			82,500 (4)

(1)	This reflects the targets set for 2007 under the Executive Officer Bonus Program, which is described in Exhibit 10.29 to our annual report on Form 10-K for the year ended December 31, 2006. See “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Annual Cash Incentive Bonus Plan” above for a description of this plan. The bonuses for 2007 were not paid under this program. Details of 2007 cash bonus payments are discussed under “Annual Cash Incentive Bonus Plan.”

(2)	Options granted in 2007 to the named executive officers become exercisable in four equal annual installments, commencing one year after the vesting commencement date, which is typically the grant date.

(3)	The exercise price of the stock option awards is equal to the closing price of our common stock on the grant date as reported by the NASDAQ Global Market.

(4)	Target bonus on an annual basis. Actual payout was pro-rated to reflect Dr. Hawi’s May 2, 2007 starting date.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes information regarding unexercised stock options held by the named executed officers as of December 31, 2007.

2007 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised		Option
	Options		Options		Exercise	Option
	(#)		(#)		Price	Expiration
Name	Exercisable		Unexercisable		($)	Date

Jennifer L. Good	110,000		—		$6.75	9/05/2008
	22,000		—		12.75	2/02/2010
	32,000		—		12.00	3/01/2011
	32,000		—		19.13	2/14/2012
	50,000		—		9.90	2/20/2013
	37,500		12,500	(1)	16.39	2/12/2014
	22,500	(2)	22,500	(2)	10.35	2/17/2015
	50,000		—		16.14	11/23/2015
	12,500	(3)	37,500	(3)	22.67	2/09/2016
	—		65,000	(4)	13.02	3/01/2017
Benjamin L. Palleiko	37,500	(5)	112,500	(5)	17.15	6/19/2016
	—		30,000	(4)	13.02	3/01/2017
Thomas R. Sciascia, M.D.	75,000		—		13.00	3/06/2011
	25,000		—		19.13	2/14/2012
	36,000		—		9.90	2/20/2013
	22,500		7,500	(1)	16.39	2/12/2014
	17,500	(2)	17,500	(2)	10.35	2/17/2015
	7,500	(3)	22,500	(3)	22.67	2/09/2016
	—		45,000	(4)	13.02	3/01/2017
Anand R. Baichwal, Ph.D.	100,000		—		6.75	9/05/2008
	15,000		—		12.75	2/02/2010
	20,000		—		12.00	3/01/2011
	20,000		—		19.13	2/14/2012
	20,000		—		9.90	2/20/2013
	10,000	(2)	10,000	(2)	10.35	2/17/2015
	7,500	(3)	22,500	(3)	22.67	2/09/2016
	—		30,000	(4)	13.02	3/01/2017
Amale Hawi, Ph.D.	—		100,000	(6)	12.09	5/02/2017

(1)	These options vested on February 11, 2008.

(2)	These options vest in four equal annual installments with the first installment on February 16, 2006.

(3)	These options vest in four equal annual installments with the first installment vesting on February 9, 2007.

(4)	These options vest in four equal installments with the first installment vesting on March 1, 2008.

(5)	These options vest in four equal installments with the first installment vesting on June 19, 2007.

(6)	These options vest in four equal installments with the first installment vesting on May 2, 2008.

Option Exercises and Stock Vested

None of the named executive officers exercised any vested options in 2007. We do not have a policy of granting our named executive officers restricted or non-restricted shares of our common stock. We did not grant to any named executive officers any awards of common stock in 2007.

Potential Payments Upon Termination or Change-in-Control

On December 6, 2005, we entered into executive retention agreements with Ms. Good, and Drs. Sciascia and Baichwal. On June 19, 2006, we entered into an executive retention agreement with Mr. Palleiko. On May 2, 2007, we entered into an executive retention agreement with Dr. Hawi. The retention agreements provide that if within twelve months following a change in control of our company, the executive’s employment is terminated by us other than for cause, death or disability, or by the executive for good reason, as such terms are defined in the retention agreements:

•	we will continue to pay to the executive his or her base salary for a period, which we refer to as the payment period, that is equal in length to twelve months, plus two weeks for each full year during which the executive was employed by us or our predecessors;

•	we will, during the payment period, continue to provide benefits to the executive and his or her family at least equal to those that would have been provided had the executive’s employment not been terminated; provided that our obligation to provide these benefits will terminate when and if the executive subsequently receives the same type of benefits from a new employer;

•	on or before January 15 of the calendar year following the calendar year during which the executive’s employment is terminated, we will make an additional cash payment to the executive equal to the executive’s target bonus for the calendar year in which the change in control occurs, as established in writing by our board of directors; and

•	the vesting of all stock options and restricted stock held by the executive will be accelerated in full, to the extent not already vested, and all shares of stock underlying stock options and all shares of restricted stock will be free of any right of repurchase by us.

The retention agreements terminate if a change in control of our company does not occur prior to December 31, 2008.

The following table shows payments and benefits potentially payable to each of our named executive officers if he or she were to be terminated other than for cause, death or disability, or resigns for good reason following a change in control of our company. The amounts shown assume that such termination was effective as of December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executive upon his or her termination.

				Acceleration of
			Continuing	Stock
Name	Base Salary	Bonus	Benefits	Options(1)

Jennifer L. Good	$576,923	$150,000	$30,632	$—
Benjamin L. Palleiko	303,231	87,600	20,677	—
Thomas R. Sciascia, M.D.	369,231	90,000	24,506	—
Anand R. Baichwal, Ph.D.	424,615	72,000	34,948	—
Amale Hawi, Ph.D.	275,000	82,500	1,155	—

(1)	This amount would be determined by multiplying the number of option shares that would accelerate, assuming a December 31, 2007 employment termination, by the excess of $5.85 over the exercise price of the option. $5.85 is the closing price of our common stock on the NASDAQ Global Market on December 31, 2007, the last day of trading in fiscal year 2007. As of December 31, 2007, all exercisable stock options had an exercise price above $5.85.

Compensation of Directors

Under our director compensation program, non-employee directors receive annual fees, meeting fees and equity compensation as follows:

Annual Fees

Each non-employee director receives:

Annual retainer as a director	$20,000
Additional annual retainer for chairman of the board	15,000
Additional annual retainer for audit committee chair	15,000
Additional annual retainer for other audit committee members	5,000
Additional annual retainer for other board committee chairs	10,000
Additional annual retainer for other board committee members	3,000

We pay these annual retainers in quarterly installments on the first business day of each calendar quarter. Directors may elect to receive these fees in cash, shares of our common stock, or a combination of both. Prior to February 1, 2007, the number of shares of common stock issued in lieu of cash fees was determined by dividing the fees to be paid in stock by the average of the high and low trading price of our common stock on the date the fees are otherwise due. Since February 1, 2007, we have determined the number of shares by dividing the fees to be paid in stock by the closing price of our common stock on the date the fees are otherwise due. In 2007, we granted an aggregate of 8,694 shares of common stock related to annual fees and meeting fees, as described below, to our non-employee directors pursuant to directors’ elections at a weighted average of $11.79 per share.

Meeting Fees

We also pay to non-employee directors, in cash or shares of our common stock pursuant to directors’ elections, fees of $1,500 for each board meeting attended in person and fees of between $500 and $1,000 for each board meeting attended telephonically. Prior to February 1, 2007, the number of shares of common stock issued in lieu of cash fees was determined by dividing the fees to be paid in stock by the average of the high and low trading price of our common stock on the date of the fees are otherwise due. Since February 1, 2007, we have determined the number of shares was determined by dividing the fees to be paid in stock by the closing price of our common stock on the date the fees are otherwise due.

Equity Compensation

On the first business day of each calendar year, we issue to each non-employee director either options to purchase 12,000 shares of our common stock or a grant of 6,000 shares of restricted common stock, as elected by each director. Prior to February 1, 2007, the exercise price of these options equaled the average of the high and low trading price of our common stock on the date of grant. Since February 1, 2007, the exercise price of these options equals the closing price of our common stock on the grant date. Options granted pursuant to this program vest on the first anniversary of the date of grant. Restricted common stocks granted pursuant to this program are granted without requiring payment of additional consideration by the directors and vest on the first anniversary of the grant date. The vesting of options and of the restricted common stock is subject to acceleration in full upon a change in control of our company.

In addition, upon the date of the initial election of a non-employee director to our board, we grant such non-employee director 20,000 shares of restricted common stock and grant an additional 12,000 shares of restricted common stock every four years thereafter. These shares vest in four equal annual installments commencing upon the first anniversary of the date of the grant. The vesting of the restricted common stock is subject to acceleration in full upon a change in control of our company.

Expense Reimbursement

We reimburse our non-employee directors for all reasonable expenses incurred in attending meetings of the board of directors and committees of the board.

2007 Director Compensation

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name(1)	($)(2)	($)(3)	($)(3)	($)

Christophe Bianchi, M.D.	$13,000	$73,575	$—	$86,575
Peter F. Drake, Ph.D.	33,987	146,264	—	180,251
Paul E. Freiman	55,504	180,811	—	236,315
Robert J. Hennessey	32,507	180,811	—	213,318
David P. Meeker, M.D.	35,000	171,458	—	206,458
W. James O’Shea	11,502	75,664	—	87,166
John N. Staniforth, Ph.D.(4)	27,514	180,811	—	208,325
Anne M. VanLent	45,500	82,051	105,720	233,271

(1)	Jennifer L. Good, one of our directors, is also our President and Chief Executive Officer and a named executive officer. Ms. Good does not receive any additional compensation as a director. See “Summary Compensation Table” above for disclosure relating to her compensation.

(2)	Includes fees that were paid in shares of common stock in lieu of cash at the directors’ elections:

• Dr. Drake received 2,306 shares of common stock in lieu of $27,987 of cash fees;

• Mr. Freiman received 972 shares of common stock in lieu of $10,504 of cash fees;

• Mr. Hennessey received 2,797 shares of common stock in lieu of $32,507 of cash fees;

• Mr. O’Shea received 970 shares of common stock in lieu of $11,502 of cash fees; and

• Dr. Staniforth received 1,649 shares of common stock in lieu of $20,014 of cash fees.

(3)	Represents the amount of compensation cost that we recognized for financial statement reporting purposes for fiscal year 2007 with respect to restricted stock and option awards granted in fiscal year 2007 and previous fiscal years, as computed in accordance with SFAS No. 123R. The amounts disregard the estimate of forfeitures related to service-based vesting conditions. See Note 9 of the financial statements in our Form 10-K for the year ended December 31, 2007 filed with the SEC on March 17, 2007 regarding assumptions we made in determining the SFAS No. 123R fair values of equity awards. The following table shows the grant date fair values of stock grants awarded to our non-employee directors during 2007 as determined in accordance with SFAS No. 123R, the aggregate number of unvested stock awards held by each of our non-employee directors as of December 31, 2007, the grant date fair values of option awards made to our non-employee directors during 2007 as determined in accordance with SFAS No. 123R and the aggregate number of shares subject to options held by each of our non-employee directors as of December 31, 2007.

		Aggregate
		Number of
	Grant Date Fair	Unvested Stock	Grant Date Fair	Aggregate Number
	Value of 2007 Stock	Awards as of	Value of 2007	of Option Awards
Name	Awards	12/31/07	Option Awards	as of 12/31/07

Christophe Bianchi, M.D.	$260,800	20,000	$—	—
Peter F. Drake, Ph.D.	98,760	16,000	—	—
Paul E. Freiman	277,080	18,000	—	70,123
Robert J. Hennessey	277,080	18,000	—	63,567
David P. Meeker, M.D.	329,200	20,000	—	—
W. James O’Shea,	268,200	20,000	—	—
John N. Staniforth, Ph.D.	277,080	18,000	—	91,095
Anne M. VanLent	178,320	12,000	105,720	83,871

(4)	Payments made under the Royalty Termination Agreement are not included in the table. Details of the transaction are disclosed under “Item 13. Certain Relationships and Related Transactions and Director Independence”.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007 and until our 2007 annual meeting of shareholders in June 2007, Mr. Rolf Henel, Mr. Freiman and Dr. Drake served as members of the compensation committee. Mr. Hennessey was elected to serve as the chair of the compensation committee in June 2007 and Mr. O’Shea was elected to serve as a member of the compensation committee in December 2007. Mr. Henel did not stand for reelection to our board of directors at our 2007 annual meeting of shareholders. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2007, about our common stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans, which consist of our 2005 Stock Incentive Plan, our 1997 Equity Incentive Plan, our 1998 Spin-Off Plan and our 1997 Employee Stock Purchase Plan.

Equity Compensation Plan Information

	Number of		Number of Shares
	Shares to be		Remaining Available
	Issued Upon		for Future Issuance
	Exercise of	Weighted-Average	Under Equity
	Outstanding	Exercise Price of	Compensation Plans
	Options,	Outstanding	(Excluding Shares
	Warrants and	Options, Warrants	Reflected in
	Rights	and Rights	Column A)
Plan Category	(Column A)	(Column B)	(Column C)

Equity compensation plans that have been approved by shareholders	2,410,960	$13.97	496,477
Equity compensation plans that have not been approved by our shareholders	—	$—	—

Total	2,410,960	$13.97	496,477

As of April 17, 2008, there were 2,670,440 shares subject to issuance upon the exercise of outstanding stock options or awards under our equity compensation plans, at a weighted average exercise price of $12.47, and with a weighted average remaining life of 5.63 years. In addition, as of April 17, 2008, there were 149,000 unvested shares of restricted stock outstanding under our equity compensation plans. As of April 17, 2008, there were 41,748 shares available for future issuance under our 2005 Stock Incentive Plan, no shares available for future issuance under our 1997 Equity Incentive Plan and our 1998 Spin-Off Plan, and 86,008 shares available for future issuance under our 1997 Employee Stock Purchase Plan.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table presents information we know regarding the beneficial ownership of our common stock as of March 11, 2008 for each person, entity or group of affiliated persons whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and named executive officers, individually, and our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options and/or warrants to purchase shares of common stock that are exercisable within 60 days of March 11, 2008 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 31,621,039 shares of common stock outstanding as of March 11, 2008.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810.

	Amount and Nature of Beneficial
	Ownership
Name and Address of Beneficial Owner	Number of Shares		Percentage

Perceptive Advisors and Related Parties 499 Park Avenue, 25th Floor New York, NY 10022	6,138,408	(1)	18.9%
Galleon Management, L.P. 590 Madison Avenue, 34th Floor New York, NY 10022	3,117,866	(2)	9.9%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	2,727,485	(3)	8.6%
D.E. Shaw & Co., L.P. 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	2,264,188	(4)	7.2%
Quogue Capital LLC 1285 Avenue of the Americas, 35th Floor New York, NY 10019	2,275,000	(5)	7.1%
Directors:
Christophe Bianchi, M.D.	26,000		*
Peter F. Drake, Ph.D.	45,058		*
Paul E. Freiman	101,628	(6)	*
Jennifer L. Good	426,867	(7)	1.3%
Robert J. Hennessey	124,369	(8)	*
David P. Meeker, M.D.	26,000		*
W. James O’Shea	28,376		*
John N. Staniforth, Ph.D.	162,494	(9)	*
Anne M. VanLent	135,183	(10)	*
Other Named Executive Officers:
Anand R. Baichwal, Ph.D.	235,430	(11)	*
Amale Hawi, Ph.D.	25,000	(12)	*
Benjamin L. Palleiko	47,500	(13)	*
Thomas R. Sciascia, M.D.	223,404	(14)	*
All executive officers and directors as a group (15 persons)	1,669,122		5.1%

*	Represents beneficial ownership of less than 1%.

(1)	The foregoing information is based on a Form 4 filed with the SEC on March 20, 2008 by Joseph Edelman, Scott Bradley, Perceptive Life Sciences Master Fund Ltd. (“Perceptive Master Fund”), and

Perceptive Advisors LLC (“Perceptive Advisors”). Perceptive Master Fund reports holding 5,032,546 shares. Mr. Edelman is the managing member of Perceptive Advisors, which in turn is the investment manager of Perceptive Master Fund. Mr. Edelman and Mr. Bradley report sharing voting and dispositive power over 54,500 of such shares. Mr. Edelman reports having sole voting and dispositive power over the remainder of such shares. Each of Mr. Edelman, Mr. Bradley and Perceptive Advisors and Related Parties disclaims beneficial ownership of such shares, except to the extent of his or its indirect pecuniary interest therein. Additionally, Mr. Edleman reports having sole voting and dispositive power over 180,862 shares held by First New York Trading, LLC. The number of shares also include warrants exercisable for 925,000 shares.

(2)	The foregoing information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008. Galleon Management, L.P. (“Galleon Management”) and Raj Rajaratnam report having shared voting power and shared dispositive power for 3,117,866 shares. Galleon Captain’s Offshore, LTD (“Galleon Captain”) reports having shared voting power and shared dispositive power for 1,300,848 shares. Galleon Healthcare Offshore, LTD (“Galleon Healthcare”) reports having shared voting power and share dispositive power for 1,386,146 shares. Galleon Management has beneficial ownership of the reported share through the investment discretion it exercises over its clients’ accounts. Although such accounts do not have beneficial ownership of such share for purposes of Section 13 and Section 16 of the Securities Exchange Act of 1934, two accounts managed by Galleon Management, Galleon Healthcare and Galleon Captain, own of record more than 5% of the Company’s outstanding shares.

(3)	The foregoing information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2008. Franklin Advisers, Inc. (“FAI”) reports having sole voting power and sole dispositive power for 1,282,936 shares, and Franklin Templeton Portfolio Advisors, Inc. (“FTPAI”) reports having sole voting power and sole dispositive power for 1,444,549 shares. The securities reported are beneficially owned by one or more open or closed-ended investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. (“FRI”). Investment management contracts grant to such subsidiaries, including FAI and FTPAI, all investment and/or voting power over the securities owned by such investment management clients, unless otherwise reported. Charles B. Johnson and Rupert H. Johnson, Jr. each owns in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and each of its investment management subsidiaries, including FAI and FTPAI, disclaim any pecuniary interests in, any of the shares.

(4)	The foregoing information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 11, 2008. D.E. Shaw & Co., L.P., D.E. Shaw Valence Portfolios, L.L.C. (“Valence Portfolios”) and David E. Shaw report having shared voting power and shared dispositive power for 2,264,188 shares. Mr. Shaw disclaims beneficial ownership of such 2,264,188 shares. Such shares are composed of (i) 2,237,288 shares in the name of Valence Portfolios, and (ii) 26,900 shares that Valence Portfolios has the right to acquire through the exercise of listed call options.

(5)	The foregoing information is based solely on a Schedule 13G/A filed with the securities and Exchange Commission on March 11, 2008. Quogue Capital LLC (“Quogue”) reports having sole voting power and sole dispositive power over 2,275,000 shares and warrants exercisable for 550,000 shares. Wayne P. Rothbaum is the managing member of Quogue Capital LLC. Mr. Rothbaum disclaims beneficial ownership of such shares.

(6)	Includes 70,123 shares subject to outstanding stock options held by Mr. Freiman that are exercisable within 60 days following March 11, 2008.

(7)	Includes 421,000 shares subject to outstanding stock options held by Ms. Good that are exercisable within 60 days following March 11, 2008.

(8)	Includes 63,567 shares subject to outstanding stock options held by Mr. Hennessey that are exercisable within 60 days following March 11, 2008.

(9)	Includes 91,095 shares subject to outstanding stock options held by Dr. Staniforth that are exercisable within 60 days following March 11, 2008.

(10)	Includes 83,871 shares subject to outstanding stock options held by Ms. VanLent that are exercisable within 60 days following March 11, 2008.

(11)	Includes 212,500 shares subject to outstanding stock options held by Dr. Baichwal that are exercisable within 60 days following March 11, 2008.

(12)	Includes 25,000 shares subject to outstanding stock options held by Dr. Hawi that are exercisable within 60 days following March 11, 2008.

(13)	Includes 45,000 shares subject to outstanding stock options held by Mr. Palleiko that are exercisable within 60 days following March 11, 2008.

(14)	Includes 218,500 shares subject to outstanding stock options held by Dr. Sciascia that are exercisable within 60 days following March 11, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during 2007, the reporting persons complied with all Section 16(a) filing requirements.

Our board hopes that shareholders will attend the meeting. Whether or not you plan to attend, you are urged to vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by submitting your proxy card by completing, signing, dating and returning your proxy card in the postage paid envelope provided. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. You may revoke your proxy at any time before its exercise at the meeting.

By order of the Board of Directors,

/s/  Benjamin L. Palleiko

Benjamin L. Palleiko
Corporate Secretary

April 28, 2008

Exhibit A

Penwest Pharmaceuticals Co. 2005 Stock Incentive Plan1

1. Purpose

The purpose of this 2005 Stock Incentive Plan (the “Plan”) of Penwest Pharmaceuticals Co., a Washington corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

1 Reflects amendments to the plan approved by the Board of Directors on September 7, 2006 and on April 24, 2008. Also reflects the proposed amendment to the plan approved by the Board of Directors on April 24, 2008 which is being submitted for shareholder approval (the provisions which are being proposed for amendment is marked in bold).

4. Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 4,150,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in any calendar year shall be 500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards that Vest Based Upon the Passage of Time Alone.  The maximum number of shares of Common Stock with respect to which Restricted Stock Awards and Other Stock Unit Awards (as defined in Section 8) that either require no purchase by the Participant or vest on the basis of the passage of time alone may be granted shall be 1,500,000.

5. Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Penwest Pharmaceuticals Co., any of Penwest Pharmaceutical Co.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price at the time each Option is granted and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined in Section 5(h)(3) below) at the time the Option is granted.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Limitation on Repricing.  Unless such action is approved by the Company’s shareholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding Option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

(f) No Reload Rights.  No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

(g) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(h) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(h) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash, by wire transfer to the Company, by bank transfer to the Company or by check, payable to the order of the Company;

(2) if provided by the Board in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) if provided by the Board and for so long as the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(i) Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6. Stock Appreciation Rights

(a) General.  A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards.  When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs.  A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise.  Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(d) Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable agreement; provided, however, that no SAR will be granted for a term in excess of 10 years.

(e) Limitation on Repricing.  Unless such action is approved by the Company’s shareholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7. Restricted Stock; Restricted Stock Units

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, if determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8. Other Stock-Based Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  Except as otherwise provided in Section 5(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Conditions.

(1) This Section 10(i) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) achievement of balance sheet or income statement objectives, (l) total shareholder return, (m) net operating profit after tax, (n) pre-tax or after-tax income, (o) cash flow, (p) achievement of research, development, clinical or regulatory milestones, (q) product sales and (r) business development activities, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11. Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Shareholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s shareholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s shareholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring shareholder approval under any applicable legal, regulatory or listing requirement shall become effective until such shareholder approval is obtained. No Award shall be made that is conditioned upon shareholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Washington excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

PENWEST PHARMACEUTICALS CO.
39 OLD RIDGEBURY RD.
SUITE 11
DANBURY, CT 06810
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Vote on Directors
1.	ELECTION OF DIRECTORS		☐	☐		☐

Election of: 01) Christophe Bianchi as a class I director; 02) Peter F. Drake, 03) David P. Meeker and 04) Anne M. VanLent as class II directors; and 05) W. James O’Shea as a class III director:

Vote on Proposals								For		Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year:								☐	☐	☐

3.	Approval of the proposed amendment to the Company’s 2005 Stock Incentive Plan:								☐	☐	☐

This proxy will be voted in accordance with any directions herein given. If no direction is given, this proxy will be voted for the director nominees and proposals 2 and 3.

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PROXY
For the Annual Meeting of the Shareholders of
Penwest Pharmaceuticals Co.
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE COMPANY
     The undersigned, revoking all prior proxies, hereby appoint(s) Jennifer L. Good and Benjamin L. Palleiko, and each of them, as proxies of the undersigned (with full power of substitution in them and each of them) to attend and represent the undersigned at the Annual Meeting of Shareholders of Penwest Pharmaceuticals Co. (the “Company”) to be held at 39 Old Ridgebury Road, Danbury, Connecticut 06810 on June 11, 2008, at 11:00 a.m., and any adjourned sessions thereof, and there to act and vote as indicated, upon all matters referred to on the reverse side and described in the proxy statement relating to the annual meeting, all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present at the meeting and at any adjourned sessions thereof. Each of the following matters is being proposed by the Board of Directors of the Company.
     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

Address Changes/Comments:

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(Continued and to be signed on the reverse side)